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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:   JULY 27, 2001


                                  UNICOMP, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-15671

                COLORADO                              84-1023666
    (State or other jurisdiction of       (IRS Employer Identification No.)
     incorporation or organization)

                        6478 PUTNAM FORD ROAD, SUITE 208
                            WOODSTOCK, GEORGIA 30189
           (Address of principal executive offices including zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (770) 424-3684

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

a. Effective July 23, 2001, UniComp, Inc. (the "Company") was informed by BDO Seidman, LLP ("BDO") that they elected not to stand as the Company's auditors for the fiscal year ending February 28, 2001. Miller Ray & Houser ("MRH") has now been retained to serve as the Company's independent auditors for this period. BDO's report on UniComp's financial statements for the fiscal year ended February 29, 2000, contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to retain MRH as accountants was approved by the Company's Audit Committee.

         During the fiscal year ended February 29, 2000, and the interim period preceding the change there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         None of the "reportable events" described in Item 304 (a)(1)(v) of Regulation S-K occurred with respect to the Company during the fiscal year ended February 29, 2000.

         The Company requested BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter dated, July 27, 2001, is filed as Exhibit 16.1 to this Form 8-K.

b. Effective July 23, 2001, the Company engaged MRH as its independent auditor for the fiscal year ended February 28, 2001. During the fiscal years ended February 28, 2000 and February 29, 2001 and the subsequent interim period to the date hereof, the Company did not consult MRH regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  EXHIBITS

Exhibit Number             Description
16.1                       Letter of BDO Seidman, LLP dated July 27, 2001


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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


UNICOMP, INC.

/s/ S. A. Hafer                                 July 27, 2001
----------------                                -------------
S. A. Hafer                                     Date
Chief Executive Officer
Principal Accounting Officer


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